Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kenvue Inc. of our report dated February 16, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Florham Park, NJ
July 24, 2023